SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 16, 2005

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2005, Rubio’s Restaurants, Inc. (the “Company”) entered into a consulting agreement with Timothy Ryan, a member of the Company’s Board of Directors, effective September 1, 2005. Under the terms of the consulting agreement, Mr. Ryan will be entitled to receive $25,000 per month in consideration for certain marketing services provided to the Company. The consulting agreement will terminate on February 28, 2006, unless earlier terminated in accordance with the terms of the agreement.

On September 16, 2005, pursuant to the bylaws of the Company, the Board of Directors authorized the Company to enter into indemnification agreements with Sheri L. Miksa, the Company’s President and Chief Executive Officer and a member of the Board of Directors, and Craig Andrews, William Bensyl, Jack Goodall and Loren Pannier, each a member of the Board of Directors. The agreements provide for the indemnification of each of the foregoing individuals to the fullest extent permitted by applicable law and provide the individuals with certain additional procedural protections. Each of the indemnification agreements is in the form of Exhibit 10.25 to the Company’s registration statement on Form S-1 (333-75087) filed with the Securities Exchange Commission on March 26, 1999, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUBIO'S RESTAURANTS, INC.

Date: September 19, 2005	By:	/s/ John Fuller

John Fuller Chief Financial Officer